                                  SCHEDULE 14C
                                 (RULE 14C-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



[X] Preliminary information statement            [ ] Confidential, for  use of
                                                     the Commission only
                                                     (as permitted by
                                                     Rule 14c-5(d)(2))
[ ] Definitive information statement

                               ING PARTNERS, INC.

                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]  Fee paid previously with preliminary materials.

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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                                ING PARTNERS, INC.
                               151 FARMINGTON AVENUE
                            HARTFORD, CONNECTICUT 06156

                            NOTICE TO THE SHAREHOLDERS
                                        OF
                THE ING SALOMON BROTHERS AGGRESSIVE GROWTH PORTFOLIO
                    (FORMERLY MFS EMERGING EQUITIES PORTFOLIO)
                                        OF
                                ING PARTNERS, INC.

                                  JANUARY __, 2003

         This Notice is being furnished in connection with the change in the sub-adviser of the ING Salomon Brothers Aggressive Growth Portfolio (the "Portfolio") of ING Partners, Inc. (the "Fund") that took place in December 2002. As explained in more detail below, the Board of Directors of the Fund (the "Board") approved a change to the sub-advisory services provided to the Portfolio as well as a corresponding change to the Portfolio's name. Specifically, the sub-advisory agreement between ING Life Insurance and Annuity Company ("ILIAC" or the "Adviser"), the Fund's investment adviser, and Massachusetts Financial Services Company ("MFS") was terminated by the Board and a new sub-adviser was selected. Salomon Brothers Asset Management Inc ("Salomon") began providing investment sub-advisory services to the Portfolio effective December 16, 2002. A corresponding change to the name of the Portfolio from ING MFS Emerging Equities Portfolio to ING Salomon Brothers Aggressive Growth Portfolio also became effective December 16, 2002.

         The Fund has obtained an exemption from the Securities and Exchange Commission that permits the Adviser for the Fund's various Portfolios to change sub-advisers for a Portfolio and to enter into new sub-advisory agreements without obtaining shareholder approval of the changes. Any such changes must be approved by a majority of the disinterested Directors and, as a condition of such exemption, the Adviser must furnish shareholders of the affected portfolio with certain information about the change and the new sub-adviser. This Notice is intended to comply with that condition. The cost of preparation of this Notice is being paid by ILIAC. The Fund and the Adviser are each covering a portion of the cost of printing and mailing this Notice. This Notice will be mailed on or about January 20, 2003.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The Annual Report of the Fund (the "Report"), including audited financial statements for the fiscal year ended December 31, 2001 was sent to shareholders on March 1, 2002. The Semi-Annual Report of the Fund, including unaudited semi-annual financial statements for the period ended June 30, 2002, has also been previously sent to shareholders. The Fund will furnish an additional copy of the Report, as well as the Semi-Annual Report, to a shareholder upon request, without charge, by writing to the Fund at the following address: ING Partners, Inc., 151 Farmington Avenue, Hartford, Connecticut 06156-1277 or by calling 1-800-262-3862. The Annual Report of the Fund, including audited financial statements for the fiscal year ended December 31, 2002 will be sent to shareholders on or before March 1, 2003.


         As of December 13, 2002, the following number of shares of common stock of the Portfolio were outstanding:

         Initial Class:  _______________
         Service Class:  ______________
         Adviser Class:  ______________

         The Fund serves as an underlying mutual fund for variable annuity contracts and variable life insurance policies issued by life insurance companies ("variable contracts") to individuals, as well as sponsors of group pension and retirement plans. Shares of the Fund are also offered directly to the trustees and custodians of certain qualified retirement plans. Accordingly, the record owners of the Fund's shares are the insurance company depositors of separate accounts used to fund variable contracts, as well as the trustees and custodians of certain qualified retirement plans. This Notice is being sent on behalf of these record owners to the variable contract owners, plan sponsors and in some cases their plan participants that have an interest in the Portfolio.

         To the knowledge of the Fund, the following entities owned of record, or were beneficial owners of, 5% or more of the outstanding shares of a class of the Portfolio as of December 13, 2002:

         Initial Class:

         Service Class:

         Adviser Class:

         As of December 13, 2002, no Director of the Fund owned any shares of the Portfolio.

         ILIAC is a Connecticut insurance corporation with its principal offices at 151 Farmington Avenue, Hartford, Connecticut 06156, and is registered with the Securities and Exchange Commission ("SEC") as an investment adviser. ILIAC serves both as the investment adviser and administrator for every portfolio of the Fund. As of September 30, 2002, the Adviser managed over $2.1 billion in registered investment company assets. ILIAC is an indirect, wholly owned subsidiary of ING Groep N.V., ("ING") a global financial institution active in the fields of insurance, banking and asset management. ING's address is Strawinskylaan 2631, 1077 ZZ Amsterdam, P.O. Box 810, 1000 AV Amsterdam, Netherlands.

         Until December 13, 2002, Massachusetts Financial Services Company, 500 Boylston Street, 15th Floor, Boston, Massachusetts 02116-3741 , served as the sub-adviser to the Portfolio under a sub-advisory agreement with ILIAC, and subject to the supervision and control of ILIAC and the Directors determined the securities to be purchased for and sold from the Portfolio. MFS continues to be a sub-adviser for three other portfolios of the Fund.

         Since December 16, 2002, Salomon Brothers Asset Management Inc ("Salomon"), with headquarters at 399 Park Avenue, New York, New York 10043, has served as sub-adviser to the Portfolio under a sub-advisory agreement with ILIAC, and, subject to the supervision and control of ILIAC and the Board determined the securities to be purchased for and sold from the Portfolio. Salomon is also the sub-adviser for two other portfolios of the Fund, the ING Salomon Brothers Capital Portfolio and ING Salomon Brothers Investors Value Portfolio.

         ING Financial Advisers, LLC, 151 Farmington Avenue, Hartford, Connecticut 06156, a subsidiary of ILIAC and an indirect, wholly owned subsidiary of ING, serves as principal underwriter for the continuous offering of shares of the Portfolio.

                        NEW SUB-ADVISORY AGREEMENT BETWEEN
                      ING LIFE INSURANCE AND ANNUITY COMPANY
                                         AND
                       SALOMON BROTHERS ASSET MANAGEMENT INC

BACKGROUND

         Since the Fund commenced operations on November 28, 1997, ILIAC has served as investment adviser to the Fund pursuant to an Investment Advisory Agreement with the Fund. The Investment Advisory Agreement for the Fund provided, among other things, that in carrying out its responsibility to supervise and manage all aspects of the Portfolio's operations, the Adviser may engage, subject to the approval of the Board and, where required, the shareholders of the Portfolio, a sub-adviser to provide advisory services in relation to the Portfolio. The Adviser may delegate to the sub-adviser the duty, among other things, to formulate and implement the Portfolio's investment program, including the duty to determine what issuers and securities will be purchased and sold for the Portfolio.

         In accordance with the provision for delegation of authority in the Investment Advisory Agreement, the Adviser entered into an initial sub-advisory agreement with MFS with respect to the Portfolio effective when the Portfolio commenced operations on November 27, 1997, pursuant to which those sub-advisory duties were delegated to MFS. This initial sub-advisory agreement was last approved by shareholders of the Portfolio at a special meeting of shareholders held on November 14, 2002, in connection with a change in control related to the Adviser (the "Former Sub-Advisory Agreement"). Thereafter, the Former Sub-Advisory Agreement has been approved annually by the Board, including a majority of the Directors who are not "interested persons" of the Fund (as defined under the Investment Company Act) (the "Independent Directors"). The Former Sub-Advisory Agreement was most recently renewed at a Special Board meeting on November 6, 2002 to be effective as of December 1, 2002.

         The Board has established an Investment Review Committee (the "Committee") to review the investment aspects of each portfolio relative to its peer group and applicable benchmark. The Committee is comprised of representatives of the Adviser and three Independent Directors. The principal investment aspects of a portfolio that are considered by the Committee include portfolio performance, investment risk levels, risk-adjusted performance, adherence to its stated investment objective and consistency with investment style. At the Committee meeting held on August 8, 2002, the Committee was presented with a comparison of the Portfolio's absolute and relative performance with that of its peer group. Among other things, the Committee discussed the unsatisfactory performance and investment style changes of the Portfolio under MFS. The Adviser explained to the Committee that its research indicated that the Salomon portfolio management team had achieved strong relative performance in managing multi-cap, aggressive growth funds with a style discipline similar to the Portfolio's. At the conclusion of the August 8, 2002 meeting, the Committee concluded that they would recommend to the full Board the change in the sub-adviser to the Portfolio from MFS to Salomon.

         At the August 9, 2002 Board meeting the Board received a proposal from the Adviser and a recommendation from the Committee to engage Salomon to provide sub-advisory services to the Portfolio. In connection with its recommendation, the Adviser proposed to enter into a new sub-advisory agreement with Salomon by amending its existing sub-advisory agreement with Salomon to add the Portfolio (the "New Sub-Advisory Agreement"). In support of its recommendation to engage Salmon as sub-adviser to the Portfolio, the Adviser informed the Board of its belief that appointment of Salomon as sub-adviser would facilitate the formulation and execution of an investment program for the Portfolio that would be in the best interests of the Portfolio's shareholders. At the meeting, the Board, including a majority of Independent Directors, unanimously approved the New Sub-Advisory Agreement and authorized the preparation and distribution of this Notice. In connection with the sub-advisory change, the Board also approved a corresponding change to the name of the Portfolio.

         The New Sub-Advisory Agreement was subsequently executed by ILIAC and Salomon effective as of December 16, 2002. As described in more detail below, the terms and conditions of the New Sub-Advisory Agreement are generally similar in all material respects with those of the Former Sub-Advisory Agreement except for the name of the sub-adviser, the effective date, the name of the Portfolio, the fee schedule and certain termination notice provisions. The New Sub-Advisory Agreement is attached hereto as Exhibit A.

THE FORMER SUB-ADVISORY AGREEMENT

         Under the terms of the Former Sub-Advisory Agreement, MFS agreed to furnish the Adviser with investment advisory services in connection with a continuous investment program for the Portfolio which is to be managed in accordance with its investment objective, investment policies and restrictions of the Portfolio as set forth in the Fund's Prospectus and Statement of Additional Information. Subject to the supervision and control of the Adviser, which was in turn subject to the supervision and control of the Board, MFS, in its discretion, determined and selected the securities to be purchased for and sold from the Portfolio and placed orders with and gave instructions to brokers, dealers and others to cause such transactions to be executed.

         Under the terms of the Former Sub-Advisory Agreement, in the absence of willful misconduct, bad faith, gross negligence or reckless disregard of its obligations under the Former Sub-Advisory Agreement MFS would not be liable to the Fund or its shareholders or to the Adviser for any act or omission resulting in any loss suffered by the Fund, the Portfolio or the Portfolio's shareholders in connection with any service provided under the Former Sub-Advisory Agreement.

         FEES. The Adviser was responsible for payment of compensation to MFS under the Former Sub-Advisory Agreement. Compensation for the services provided under the Former Sub-Advisory Agreement was computed at and paid to MFS at an annual rate equal to the following percentages:

         .35% on the first $500 million of assets
         .30% on the next $1 billion of assets
         .25% on all assets thereafter over $1.5 billion in assets

      For purposes of applying this schedule, assets of all ING affiliated portfolios subject to MFS' management were consolidated when calculating aggregate average daily net assets under management. For its fee, MFS agreed to furnish at its expense all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties under the Former Sub-Advisory Agreement.

         TERM AND TERMINATION. The Former Sub-Advisory Agreement provided that it would remain in effect for one year from the date of the agreement unless earlier terminated under the provisions of Section 13 of the Agreement, and was renewable annually thereafter by specific approval of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio (as defined under the Investment Company Act). In either event, such renewal was also required to be approved by the vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such renewal.

         The Former Sub-Advisory Agreement could be terminated at any time without penalty by a vote of the Board or by vote of a majority of outstanding voting securities of the Portfolio upon 10 days' written notice to the Adviser and would automatically terminate in the event of its "assignment" by either party (as defined under the Investment Company Act) or upon termination of the Investment Advisory Agreement. The Former Sub-Advisory Agreement could be terminated without penalty by either party upon 60 days written notice. The Former Sub-Advisory Agreement could also be terminated by the Adviser upon material breach by MFS of any of the representations and warranties, if such breach shall not have been cured within a 20-day period after notice of such breach, or if MFS became unable to discharge its duties and obligations under the Former Sub-Advisory Agreement.

         The Former Sub-Advisory Agreement was terminated by a vote of the Board as of the close of business on December 13, 2002. Compensation due MFS under the Former Sub-Advisory Agreement was prorated to the date of termination.

         As of September 30, 2002, MFS managed assets totaling $107 billion.

THE NEW SUB-ADVISORY AGREEMENT

         The terms and conditions of the New Sub-Advisory Agreement are generally the same in all material respects to those of the Former Sub-Advisory Agreement, with the exception of (1) the identity of the service provider, (2) the effective date, (3) the name of the Portfolio, (4) the fee rate and (5) certain termination notice provisions.

         NAME OF THE PORTFOLIO. The New Sub-Advisory Agreement reflects a change in the name of the Portfolio that corresponds with the sub-advisory change. The name of the Portfolio changed from ING MFS Emerging Equities Portfolio to ING Salomon Brothers Aggressive Growth Portfolio effective December 16, 2002.

         FEES. As compensation for the services rendered under the New Sub-Advisory Agreement, the Adviser, and not the Fund or the Portfolio, pays Salomon a fee at an annual rate equal to the following percentages:

                  .35% on the first $500 million in assets
                  .30% from $500 million to $2 billion in assets
                  .25% for all assets in excess of $2 billion

For purposes of calculating Salomon's fee, all assets managed in a similar style across all ING affiliates will be taken into account.

         Like the Former Sub-Advisory Agreement, for its fee, Salomon agreed to furnish at its expense all necessary investment and management facilities, including salaries of personnel, required for it to execute its duties under the New Sub-Advisory Agreement. If the New Sub-Advisory Agreement is terminated, the payment will be prorated to the date of termination.

      The fee paid by ILIAC to MFS for services rendered with respect to the Portfolio for the period from January 1, 2002 to December 13, 2002, was $1,604,600. If the New Sub-Advisory Agreement had been in effect during this period, the fee paid by ILIAC to Salomon for services rendered with respect to the Portfolio would have been $ 1,973,538. This amount represents a 22.99% increase over the amount paid by ILIAC to MFS during that time frame. Since ILIAC pays the sub-advisory fee out of its advisory fee, the increase will not alter the Portfolio's expenses paid by the shareholders or otherwise impact the Portfolio's expense ratio.

         TERM AND TERMINATION. The New Sub-Advisory Agreement became effective as of December 16, 2002, and will remain in effect through December 16, 2004, unless earlier terminated under the provisions of Section 12 of the Agreement. Like the Former Sub-advisory Agreement, following the expiration of its initial term, the New Sub-Advisory Agreement is annually renewable by specific approval of the Board or by a vote of a majority of the outstanding voting securities of the Portfolio (as defined under the Investment Company Act). In either event, such renewal is also required to be approved by the vote of a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting on such renewal.

         The New Sub-Advisory Agreement can be terminated at any time without penalty by a vote of the Board or by vote of a majority of outstanding voting securities of the Portfolio upon 60 days' written notice to the sub-adviser and would automatically terminate in the event of its "assignment" by either party (as defined under the Investment Company Act) or upon termination of the Investment Advisory Agreement. The New Sub-Advisory Agreement could be terminated without penalty by the Adviser upon 120 days written notice and by Salomon upon 90 days written notice. Like the Former Sub-Advisory Agreement, the New Sub-Advisory Agreement could also be terminated by the Adviser upon material breach by Salomon of any of the representations and warranties, if such breach shall not have been cured within a 20-day period after notice of such breach, or if Salomon became unable to discharge its duties and obligations under its Agreement.

         As discussed in more detail below, the Board and the Adviser believe that the New Sub-Advisory Agreement is in the best interests of the Portfolio and its shareholders because of the high quality of the services expected to be provided under the New Sub-Advisory Agreement.

INFORMATION CONCERNING THE NEW SUB-ADVISER

         Salomon, with headquarters at 399 Park Avenue, New York, New York 10043, is a part of Citigroup Asset Management, the global asset management unit of Citigroup Inc. Salomon is a wholly owned subsidiary of Salomon Smith Barney Holdings, Inc., which is a wholly owned subsidiary of Citigroup, Inc. Salomon is also the sub-adviser to the Fund's ING Salomon Brothers Capital Portfolio and ING Salomon Brothers Investors Value Portfolio.

         Salomon is registered as an investment adviser with the SEC under the Investment Advisers Act of 1940, as amended, and was organized as a Delaware corporation in 1987. As of September 30, 2002 Salomon rendered investment advice to investment companies and other accounts that had aggregate assets under management in excess of $32 billion. Salomon is affiliated with several investment entities, including Smith Barney Asset Management (a division of Salomon Smith Barney, Inc.), Citi Fund Management Inc. and their affiliated investment advisory entities. Salomon is also affiliated with broker-dealers, including Salomon Smith Barney Inc.

         Under the new sub-advisory arrangement, the Portfolio is managed under Salomon's team management approach.

         The names and principal occupations of each director and officer of Salomon are set forth in the table below. The duties of the principal executive officer of Salomon are fulfilled by the two Executive Committee members listed below.

---------------------------- --------------------------------------------------
Virgil H. Cumming                 Director
---------------------------- --------------------------------------------------
Ross S. Margolies                 Director, Executive Committee Member
---------------------------- --------------------------------------------------
Wendy Murdock                     Director
---------------------------- --------------------------------------------------
Peter J. Wilby                    Director, Executive Committee Member
---------------------------- --------------------------------------------------
Michael F. Rosenbaum              Chief Legal Officer
---------------------------- --------------------------------------------------
Jeffrey S. Scott                  Chief Compliance Officer
---------------------------- --------------------------------------------------


         The principal business address of each director and officer, as it relates to his or her duties at Salomon, is 399 Park Avenue, New York, NY 10043. No Directors or officers of the Fund are employees, officers, directors or shareholders of Salomon.

         Salomon acts as an investment adviser to another registered investment company, which has an investment objective and program similar to the objective of the Portfolio ("Comparable Salomon Fund"). The following chart lists the net assets of the Comparable Salomon Fund as of September 30, 2002 as well as the current advisory fee rate payable to Salomon.

                                   Total Net Assets
     Name of Comparable Fund        (in millions)    Advisory Fee Rate
     -----------------------        -------------    ------------------

     Salomon Brothers Variable        $6.4              0.75%
     Emerging Growth Fund


EVALUATION OF THE NEW SUB-ADVISORY AGREEMENT BY THE BOARD OF DIRECTORS

         At a meeting of the Board held on August 9, 2002, the Independent Directors unanimously approved the New Sub-Advisory Agreement.

         In evaluating the New Sub-Advisory Agreement, the Board received information and reviewed materials furnished by the Adviser, including information about MFS's operations and management of the Portfolio and Salomon's operations and anticipated management of the Portfolio. Consideration was given to a proposed fee to ILIAC for Salomon's services to the Portfolio as compared with the fees charged by Salomon to similar advisory clients and the fact that the fee rate payable by the Adviser under the New Sub-Advisory Agreement would be higher than the fee rates under the Former Sub-Advisory Agreement. Consideration was also given to the fact that the investment advisory fees payable by the Portfolio would remain the same and that the Portfolio's shareholders would not pay any additional fees as a result of the change in the sub-advisers.

         Consideration was given to the Adviser's report to the Board regarding the Adviser's expectations as to the nature and quality of advisory services to be provided by Salomon, the experience and qualifications of members of the Salomon portfolio management team. The Board also considered that the terms of the New Sub-Advisory Agreement would remain materially the same as those of the Former Sub-advisory Agreement, except as discussed above.

         Based on the Board's review and their evaluation of the materials they received, and in consideration of all factors deemed relevant to them, the Board determined that the Adviser's engagement of Salomon as sub-adviser to the Portfolio likely would offer the Portfolio access to highly effective management and advisory services and capabilities. The Board concluded further that the terms of the New Sub-Advisory Agreement, including the fees contemplated thereby, are fair and reasonable and in the best interests of the Portfolio and its shareholders.

                                    EXHIBIT A

                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                    AETNA LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
                     SALOMON BROTHERS ASSET MANAGEMENT INC

INVESTMENT SUBADVISORY AGREEMENT, made as of the 19th day of November, 2001, between Aetna Life Insurance and Annuity Company (the "Adviser"), an insurance corporation organized and existing under the laws of the State of Connecticut, and Salomon Brothers Asset Management Inc ("Subadviser"), a corporation organized and existing under the laws of the State of Delaware.

WHEREAS, the Adviser has entered into an Investment Advisory Agreement dated as of the 14th day of December, 2000 ("Advisory Agreement") with Portfolio Partners, Inc. ("Company"), which is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940 ("1940 Act"); and

WHEREAS, the Company is and will continue to be a series fund having two or more investment Portfolios, each with its own assets, investment objectives, policies and restrictions; and

WHEREAS, the Company shareholders are and will be (1) separate accounts maintained by insurance companies for variable life insurance policies and variable annuity contracts (the "Policies") under which income, gains, and losses, whether or not realized, from assets allocated to such accounts are, in accordance with the Policies, credited to or charged against such accounts without regard to other income, gains, or losses of such insurance companies,
(2) qualified pension and retirement plans outside the separate account context, and (3) the investment adviser of certain affiliated open-end management investment companies registered under the 1940 Act or any of the Adviser's affiliates; and

WHEREAS, the Subadviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940 ("Advisers Act"); and

WHEREAS, the Company's Board of Directors (the "Board") and the Adviser desire to retain the Subadviser as subadviser for the PPI Salomon Brothers Mid-Cap Portfolio and the PPI Salomon Brothers Investors Portfolio (each a "Portfolio", collectively referred to hereinafter as the "Portfolios"), to furnish certain investment advisory services to the Adviser and the Company and the Subadviser is willing to furnish such services;

NOW, THEREFORE, in consideration of the premises and mutual promises herein set forth, the parties hereto agree as follows:

1. APPOINTMENT. Adviser hereby appoints the Subadviser as its investment Subadviser with respect to each Portfolio for the period and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. DUTIES OF THE SUBADVISER

   A. INVESTMENT SUBADVISORY SERVICES. Subject to the supervision of the Board and the Adviser, the Subadviser shall act as the investment Subadviser and shall supervise and direct the investments of the Portfolios in accordance with its investment objective, policies, and restrictions as provided in the Company's Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time (hereinafter referred to as the "Prospectus"), and such other limitations as the Company may impose by notice in writing to the Subadviser. The Subadviser shall obtain and evaluate such information relating to the economy, industries, businesses, securities markets, and individual securities as it may deem necessary or useful in the discharge of its obligations hereunder and shall formulate and implement a continuing program for the management of the assets and resources of each Portfolio in a manner consistent with each Portfolio's investment objective, policies, and restrictions, and in compliance with the requirements applicable to registered investment companies under applicable laws and those requirements applicable to both regulated investment companies and segregated asset accounts under Subchapters M and L of the Internal Revenue Code of 1986, as amended ("Code"). To implement its duties, the Subadviser is hereby authorized to:

       (i) buy, sell, exchange, convert, lend, and otherwise trade in any stocks, bonds, and other securities or assets on behalf of each Portfolio; and

       (ii) place orders and negotiate the commissions (if any) for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers as the Subadviser may select.

   B. SUBADVISER UNDERTAKINGS. In all matters relating to the performance of this Agreement, the Subadviser shall act in conformity with the Company's Articles of Incorporation, By-Laws, and current Prospectus and with the written instructions and directions of the Board and the Adviser. The Subadviser hereby agrees to:

       (i) regularly (but no less frequently than quarterly) report to the Board and the Adviser (in such form as the Adviser and Subadviser mutually agree) with respect to the implementation of the investment program and, in addition, provide such statistical information and special reports concerning the Portfolios and/or important developments materially affecting the investments held, or contemplated to be purchased, by the Portfolios, as may reasonably be requested by the Board or the Adviser and agreed to by the Subadviser, including attendance at Board meetings, as reasonably requested, to present such information and reports to the Board;

       (ii) consult with the Company's pricing agent regarding the valuation of securities that are not registered for public sale, not traded on any securities markets, or otherwise may be deemed illiquid for purposes of the 1940 Act and for which market quotations are not readily available;

       (iii) provide any and all information, records and supporting documentation about accounts the Subadviser manages that have investment objectives, policies, and strategies substantially similar to those employed by the Subadviser in managing the Portfolios which may be reasonably necessary, under applicable laws, to allow the Company or its agent to present historical performance information concerning the Subadviser's similarly managed accounts, for inclusion in the Company's Prospectus and any other reports and materials prepared by the Company or its agent, in accordance with regulatory requirements;

       (iv) establish appropriate personal contacts with the Adviser and the Company's Administrator in order to provide the Adviser and Administrator with information as reasonably requested by the Adviser or Administrator; and

       (v) execute account documentation, agreements, contracts and other documents as the Adviser shall be requested by brokers, dealers, counterparties and other persons to execute in connection with its management of the assets of the Portfolios, provided that the Subadviser receives the express agreement and consent of the Adviser and/or the Board to execute such documentation, agreements, contracts and other documents. In such respect, and only for this limited purpose, the Subadviser shall act as the Adviser and/or the Portfolios' agent and attorney-in-fact.

   C. The Subadviser, at its expense, will furnish: (i) all necessary investment and management facilities and investment personnel, including salaries, expenses and fees of any personnel required for it to faithfully perform its duties under this Agreement; and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment required for it to faithfully and fully perform its duties and obligations under this Agreement.

   D. The Subadviser will select brokers and dealers to effect all Portfolio transactions subject to the conditions set forth herein. The Subadviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions if applicable. The Subadviser is directed at all times to seek to execute brokerage transactions for the Portfolios in accordance with such policies or practices as may be established by the Board and the Adviser and described in the current Prospectus as amended from time to time. In placing orders for the purchase or sale of investments for the Portfolios, in the name of each Portfolio or their nominees, the Subadviser shall use its best efforts to obtain for each Portfolio the most favorable price and best execution available, considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement.

   Subject to the appropriate policies and procedures approved by the Adviser and the Board, the Subadviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, cause the Portfolios to pay a broker or dealer that provides brokerage or research services to the Subadviser, an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Subadviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Subadviser's overall responsibilities to the Portfolios or its other advisory clients. To the extent authorized by said Section 28(e) and the Adviser and the Board, the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of such action. In addition, subject to seeking the best execution available, the Subadviser may also consider sales of shares of the Portfolios as a factor in the selection of brokers and dealers.

   E. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of a Portfolio as well as other clients of the Subadviser, the Subadviser to the extent permitted by applicable laws and regulations, and subject to the Adviser approval of the Subadviser procedures, may, but shall be under no obligation to, aggregate the orders for securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to each Portfolio and to its other clients.

   F. With respect to the provision of services by the Subadviser hereunder, the Subadviser will maintain all accounts, books and records with respect to the Portfolios as are required of an investment adviser of a registered investment company pursuant to the 1940 Act and the Advisers Act and the rules under both statutes.

   G. The Subadviser and the Adviser acknowledge that the Subadviser is not the compliance agent for the Portfolios, and does not have access to all of the Company's books and records necessary to perform certain compliance testing. However, to the extent that the Subadviser has agreed to perform the services specified in this Agreement, the Subadviser shall perform compliance testing with respect to the Portfolios based upon information in its possession and upon information and written instructions received from the Adviser or the Administrator and shall not be held in breach of this Agreement so long as it performs in accordance with such information and instructions. The Adviser or Administrator shall promptly provide the Subadviser with copies of the Company's Articles of Incorporation, By-Laws, current Prospectus and any written policies or procedures adopted by the Board applicable to the Portfolios and any amendments or revisions thereto.

   H. Unless the Adviser gives the Subadviser written instructions to the contrary, the Subadviser shall use its good faith judgment in a manner which it reasonably believes best serves the interests of each Portfolio's shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolios may be invested. The Adviser shall furnish the Subadviser with any further documents, materials or information that the Subadviser may reasonably request to enable it to perform its duties pursuant to this Agreement.

   I. For as long as this Agreement is in effect, Subadviser hereby authorizes Adviser to use Subadviser's name and any applicable trademarks in the Company's Prospectus, as well as in any advertisement or sales literature used by the Adviser or its agents to promote the Company and/or to provide information to shareholders of the Portfolios. Upon termination of this Agreement, the Company shall as soon as it is reasonably possible cease the use of the Subadviser's name and any applicable trademarks

   During the term of this Agreement, the Adviser shall furnish to the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature, or other material prepared for distribution to shareholders of the Company or the public, which refer to the Subadviser in any way, prior to the use thereof, and the Adviser shall not use any such materials if the Subadviser reasonably objects within three business days (or such other time as may be mutually agreed) after receipt thereof. The Adviser shall ensure that materials prepared by employees or agents of the Adviser or its affiliates that refer to the Subadviser in any way are consistent with the prospectus and those materials previously approved by the Subadviser.

3. COMPENSATION OF SUBADVISER. The Adviser will pay the Subadviser, with respect to each Portfolio, the compensation specified in Appendix A to this Agreement. Payments shall be made to the Subadviser on the second day of each month; however, this advisory fee will be calculated based on the daily average value of the aggregate assets of all Portfolios subject to the Subadviser's management and accrued on a daily basis. Compensation for any partial period shall be pro-rated based on the length of the period.

4. LIABILITY OF SUBADVISER. Neither the Subadviser nor any of its directors, officers, employees or agents shall be liable to the Adviser or the Company for any loss or expense suffered by the Adviser or the Company resulting from its acts or omissions as Subadviser to the Portfolios, except for losses or expenses to the Adviser or the Company resulting from willful misconduct, bad faith, or gross negligence in the performance of, or from reckless disregard of, the Subadviser's duties under this Agreement. Neither the Subadviser nor any of its agents shall be liable to the Adviser or the Company for any loss or expense suffered as a consequence of any action or inaction of other service providers to the Company in failing to observe the instructions of the Adviser, provided such action or inaction of such other service providers to the Company is not a result of the willful misconduct, bad faith or gross negligence in the performance of, or from reckless disregard of, the duties of the Subadviser under this Agreement.

5. NON-EXCLUSIVITY. The services of the Subadviser to the Portfolios and the Company are not to be deemed to be exclusive, and the Subadviser shall be free to render investment advisory or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Subadviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation, including other investment companies.

6. ADVISER OVERSIGHT AND COOPERATION WITH REGULATORS. The Adviser and Subadviser shall cooperate with each other in providing records, reports and other materials to regulatory and administrative bodies having proper jurisdiction over the Company, the Adviser and the Subadviser, in connection with the services provided pursuant to this Agreement; provided, however, that this agreement to cooperate does not apply to the provision of information, reports and other materials which either the Subadviser or Adviser reasonably believes the regulatory or administrative body does not have the authority to request or which is privileged or confidential information of the Subadviser or Adviser.

7. RECORDS. The records relating to the services provided under this Agreement required to be established and maintained by an investment adviser under applicable law or those required by the Adviser or the Board of Directors for the Subadviser to prepare and provide shall be the property of the Company and shall be under its control; however, the Company shall permit the Subadviser to retain such records (either in original or in duplicate form) as it shall reasonably require. In the event of the termination of this Agreement, such records shall promptly be returned to the Company by the Subadviser free from any claim or retention of rights therein; provided however, that the Subadviser may retain copies thereof. Each party to this Agreement shall keep confidential any nonpublic information concerning the other party's (or any Subadviser's) duties hereunder and shall disclose such information only if the non-disclosing party has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities.

8. DURATION OF AGREEMENT. This Agreement shall become effective with respect to the Portfolios on the later of the date of its execution or the date of the commencement of operations of the Portfolios. This Agreement will continue in effect for a period of more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by the Board, provided that in such event such continuance shall also be approved by the vote of a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) ("Independent Directors") of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

9. REPRESENTATIONS OF SUBADVISER. The Subadviser represents, warrants, and agrees as follows:

   A. The Subadviser: (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
   (iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory organization, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will immediately notify the Adviser of the occurrence of any event that would disqualify the Subadviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

   B. The Subadviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Adviser and the Company with copy of such code of ethics, together with evidence of its adoption.

   C. The Subadviser has provided the Adviser and the Company with a copy of its Form ADV as most recently filed with the SEC and hereafter will furnish a copy of its annual amendment to the Adviser.

10. PROVISION OF CERTAIN INFORMATION BY SUBADVISER. The Subadviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

   A. The Subadviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

   B. The Subadviser is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Company;

   C. The portfolio manager of the Portfolios changes or there is otherwise a "change in control" (as that phrase is interpreted under the 1940 Act and the Advisers Act) or management of the Subadviser.

11. PROVISION OF CERTAIN INFORMATION BY THE ADVISER. The Adviser will promptly notify the Subadviser in writing of the occurrence of any of the following events:

   A. The Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

   B. The Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Company;

   C. A controlling stockholder of the Adviser changes or there is otherwise an actual change in control or management of the Adviser.

12. TERMINATION OF AGREEMENT. Notwithstanding the foregoing, this Agreement may be terminated at any time with respect to the Portfolios, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of such Portfolio on 60 days prior written notice to the Subadviser. This Agreement may also be terminated by the Adviser: (i) on at least 120 days prior written notice to the Subadviser, without the payment of any penalty; (ii) upon material breach by the Subadviser of any of the representations and warranties, if such breach shall not have been cured within a 20-day period after notice of such breach; or (iii) if the Subadviser becomes unable to discharge its duties and obligations under this Agreement. The Subadviser may terminate this Agreement at any time, without the payment of any penalty, on at least 90 days prior notice to the Adviser. This Agreement shall terminate automatically in the event of its assignment or upon termination of the Advisory Agreement between the Company and the Adviser.

13. AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no material amendment of this Agreement shall be effective until approved by vote of a majority of the Independent Directors cast in person at a meeting called for the purpose of such approval.

14. MISCELLANEOUS.

   A. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws principles thereof, and with the 1940 Act. To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of the 1940 Act, the latter shall control.

   B. CAPTIONS. The Captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

   C. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding of the parties hereto and shall supersede any prior agreements between the parties concerning management of each Portfolio and all such prior agreements shall be deemed terminated upon the effectiveness of this Agreement.

   D. INTERPRETATION. Nothing herein contained shall be deemed to require the Company to take any action contrary to its Articles of Incorporation, By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Company.

   E. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, releases or orders of the SEC validly issued pursuant to the Act. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell," and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, release or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, release, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, release, or order.

   IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

                    Aetna Life Insurance and Annuity Company

Attest:             By:     /s/ Laurie M. Tillinghast
                           ---------------------------

                    Salomon Brothers Asset Management, Inc.

Attest:             By:    /s/ Peter Cieszko
                           ----------------------

                                   APPENDIX A

                                  Fee Schedule

         For purposes of applying this schedule, all assets managed in a similar style across all ING affiliates will be taken into account.

                      PPI Salomon Brothers Mid-Cap Portfolio

                           0.50% on the 1st $100 million in assets
                           0.45% on the next $100 million in assets
                           0.40% on the next $200 million in assets
                           0.35% for all assets in excess of $400 million


                     PPI Salomon Brothers Investors Portfolio

                           0.43% on the 1st $100 million in assets
                           0.40% on the next $100 million in assets
                           0.35% on the next $300 million in assets
                           0.32% on the next $250 million in assets
                           0.30% on the next $250 million in assets
                           0.25% for all assets in excess of $1 billion

                                  AMENDMENT TO
                        INVESTMENT SUBADVISORY AGREEMENT
                                     BETWEEN
                     ING LIFE INSURANCE AND ANNUITY COMPANY
                                       AND
                     SALOMON BROTHERS ASSET MANAGEMENT INC
--------------------------------------------------------------------------------
         AMENDMENT made as of this 16th day of December, 2002 to the Subadvisory Agreement dated as of November 19, 2001 (the "AGREEMENT"), between ING Life Insurance and Annuity Company, an insurance corporation organized and existing under the laws of the State of Connecticut (the "ADVISER"), and Salomon Brothers Asset Management Inc, a Delaware corporation (the "SUBADVISER"). In consideration of the mutual covenants contained herein, the parties agree to amend the Agreement as follows:

1. NAME CHANGES

All references in the Agreement to the following entities are replaced as indicated below to reflect the new legal names of each entity:

Aetna Life Insurance and Annuity Company replaced by ING Life Insurance and Annuity Company

Portfolio Partners, Inc. replaced by ING Partners, Inc.

PPI Salomon Brothers Mid-Cap Portfolio replaced by ING Salomon Brothers Capital Portfolio

PPI Salomon Brothers Investors Portfolio replaced by ING Salomon Brothers Investors Value Portfolio

2. INITIAL AND ADDITIONAL PORTFOLIOS

Insert the following clause after the second WHEREAS clause in the Agreement:

         WHEREAS, the Company offers the separate series listed on Schedule A attached hereto ("Initial Portfolios") and the Company may, from time to time, offer shares representing interests in one or more additional series ("Additional Portfolios"); and

3. SCHEDULE A

To add a Schedule A as attached hereto and amend the WHEREAS clause beginning "WHEREAS, the Company's Board of Directors . . . "as follows:

         WHEREAS, the Company's Board of Directors (the "Board") and the Adviser desire to retain the Subadviser as subadviser for the separate series listed on Schedule A attached hereto (each a "Portfolio", collectively referred to hereinafter as the "Portfolios"), to furnish certain investment advisory services to the Adviser and the Company and the Subadviser is willing to furnish such services;

4. DURATION OF AGREEMENT

Paragraph 8 of the Agreement is hereby replaced with the following:

   DURATION OF AGREEMENT. This Agreement shall become effective with respect to each Initial Portfolio on the later of the date of its execution or the date of the commencement of operations of the Initial Portfolio and with respect to any Additional Portfolio, on the later of the date Schedule A is amended to reflect such Additional Portfolio in accordance with Paragraph 14 of the Agreement or the date of the commencement of operations of the Additional Portfolio. Unless terminated in accordance with Paragraph 12 below, the Agreement shall remain in full force and effect for two years from its effective date with respect to each Initial Portfolio and, with respect to each Additional Portfolio, for two years from the date on which such Portfolio becomes a Portfolio hereunder. Subsequent to such initial periods of effectiveness, this Agreement shall continue in full force and effect for periods of one year thereafter with respect to each Portfolio so long as such continuance with respect to such Portfolio is specifically approved at least annually by the Board, provided that in such event such continuance shall also be approved by the vote of a majority of the Directors who are not "interested persons" (as defined in the 1940 Act) ("Independent Directors") of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

5. TERMINATION OF AGREEMENT

Replace the first sentence of Paragraph 12 of the Agreement as follows:

   TERMINATION OF AGREEMENT. Notwithstanding the foregoing, this Agreement may be terminated with respect to a Portfolio at any time, without the payment of any penalty, by vote of the Board or by a vote of a majority of the outstanding voting securities of such Portfolio on 60 days prior written notice to the Subadviser.

6. AMENDMENT OF AGREEMENT

   Replace Paragraph 13, Amendment of Agreement, with the following:

   AMENDMENT OF AGREEMENT. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought, and no material amendment of this Agreement shall be effective with respect to a Portfolio until approved by vote of a majority of the Independent Directors cast in person at a meeting called for the purpose of such approval, and if required under the 1940 Act a majority of the outstanding voting securities of that Portfolio.

7. APPROVAL, AMENDMENT OR TERMINATION

         Add a new paragraph 14 as follows and renumber the existing Paragraph 14 as Paragraph 15:

         14. APPROVAL, AMENDMENT OR TERMINATION. Any approval, amendment or termination of this Agreement with respect to a Portfolio will not require the approval of any other Portfolio or the approval of a majority of the outstanding voting securities of the Company, unless such approval is required by applicable law.

8. CHANGE IN APPENDIX A

Appendix A to the Agreement is hereby amended to add the compensation for the Additional Portfolios, as specified in Appendix A to this Amendment.

9. SUBADVISORY AGREEMENT

In all other respects, the Agreement is confirmed and remains in full force and effect.

10. EFECTIVE DATE

This Amendment shall become effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

ING LIFE INSURANCE AND ANNUITY COMPANY

BY:  /s/ Laurie M. Tillinghast
    -----------------------------------------------------------
     Laurie M. Tillinghast, Vice President

SALOMON BROTHERS ASSET MANAGEMENT INC

BY:   /s/ Peter Cieszko
     ----------------------------------------------------------
      Peter Cieszko, Vice President

                                    SCHEDULE A

                                INITIAL PORTFOLIOS

                      ING Salomon Brothers Capital Portfolio
                  ING Salomon Brothers Investors Value Portfolio



                               ADDITIONAL PORTFOLIOS

                 ING Salomon Brothers Aggressive Growth Portfolio



                                   APPENDIX A

                                  FEE SCHEDULE

         FOR PURPOSES OF APPLYING THIS SCHEDULE, ALL ASSETS MANAGED IN A
           SIMILAR STYLE ACROSS ALL ING AFFILIATES WILL BE
                              TAKEN INTO ACCOUNT.

                  ING SALOMON BROTHERS CAPITAL PORTFOLIO

                 0.50% on the 1st $100 million in assets
                 0.45% on the next $100 million in assets
                 0.40% on the next $200 million in assets
                 0.35% for all assets in excess of $400 million


                 ING SALOMON BROTHERS INVESTORS VALUE PORTFOLIO

                  0.43% on the 1st $100 million in assets
                  0.40% on the next $100 million in assets
                  0.35% on the next $300 million in assets
                  0.32% on the next $250 million in assets
                  0.30% on the next $250 million in assets
                  0.25% for all assets in excess of $1 billion

                ING SALOMON BROTHERS AGGRESSIVE GROWTH PORTFOLIO

             0.35% on the 1st $500 million in assets
             0.30% from $500 million to $2 billion in assets
             0.25% for all assets in excess of $2 billion in assets